Dentsply Sirona Reports Fourth Quarter and Full Year 2024 Results, Provides Full Year 2025 Outlook

•FY24 net sales of $3,793 million decreased (4.3%), organic sales decreased (3.5%) including a (1.2%) Byte sales impact
•FY24 GAAP net loss of ($910) million or ($4.48) per share, adjusted EPS of $1.67
•Q4 net sales of $905 million decreased (10.6%), organic sales decreased (10.7%) including a (6.0%) Byte sales impact
•Q4 GAAP net loss of ($430) million or ($2.16) per share, adjusted EPS of $0.26
•FY25 outlook: net sales in the range of $3.50 billion to $3.60 billion with organic sales down (4.0%) to (2.0%); adjusted EPS of $1.80 to $2.00(1)

Charlotte, N.C., February 27, 2025 – DENTSPLY SIRONA Inc. (“Dentsply Sirona” or the “Company”) (Nasdaq: XRAY) today announced its financial results for the fourth quarter and full year of 2024.

Full year 2024 net sales of $3,793 million decreased (4.3%) (organic sales decreased (3.5%) including a (1.2%) Byte sales impact), compared to the full year of 2023. Net loss was ($910) million, or ($4.48) per share, compared to net loss of ($132) million, or ($0.62) per share for the full year of 2023. Non-cash charges for the impairment of goodwill and other intangible assets were ($870) million net of tax, or ($4.27) per share in 2024, and ($302) million net of tax, or ($1.42) per share in 2023. Adjusted earnings per diluted share were $1.67, compared to $1.83 in 2023.

Fourth quarter net sales of $905 million decreased (10.6%) (organic sales decreased (10.7%) including a (6.1%) Byte sales impact) compared to the fourth quarter of 2023. Net loss was ($430) million, or ($2.16) per diluted share, compared to net income of $67 million, or $0.32 per share in the fourth quarter of 2023. Non-cash charges for the impairment of goodwill and other intangible assets were ($370) million net of tax, or ($1.86) per share in the fourth quarter of 2024, versus no impairment charges in the fourth quarter of 2023. Adjusted earnings per diluted share were $0.26 compared to $0.44 in the fourth quarter of 2023. A reconciliation of Non-GAAP measures (including organic sales, adjusted EBITDA and margin, adjusted EPS, adjusted free cash flow conversion, and segment adjusted operating income) to GAAP measures is provided below.

"In 2024 we made meaningful progress on our transformational agenda to strengthen our foundation and position the company for long-term success. While we were pleased to see improvement in several areas of the business, Byte, persistent macro pressures and competitive dynamics negatively impacted Q4 and 2024 full year results. Improvements in Q4 included a return to growth in Europe and imaging globally, as well as continued growth of Wellspect Healthcare and SureSmile," said Simon Campion, President and Chief Executive Officer. "In 2025, we anticipate the external environment to remain broadly unchanged, with our transformational initiatives driving EBITDA margin expansion and adjusted EPS growth. As we look forward, we believe our differentiated portfolio, robust innovation pipeline, and increased focus on customer experience and organizational efficiency, position us to capitalize on strategic opportunities and create value for our stakeholders."

(1) As explained below under the heading Full Year 2025 Outlook, the Company does not provide a forward-looking estimate of earnings on a GAAP basis due to unavailability of certain information.

Q4 24 and FY 24 Summary Results (GAAP)

(in millions, except per share amount and percentages)	Q4 24	Q4 23	YoY	FY 24	FY 23	YoY
Net Sales	$905	$1,012	(10.6%)	$3,793	$3,965	(4.3%)
Gross Profit	$446	$522	(14.7%)	$1,958	$2,086	(6.1%)
Gross Margin	49.2%	51.6%		51.6%	52.6%
Net (Loss) Income Attributable to Dentsply Sirona	($430)	$67	NM	($910)	($132)	NM
Diluted (Loss) Earnings Per Share [1]	($2.16)	$0.32	NM	($4.48)	($0.62)	NM

Q4 24 and FY 24 Summary Results (Non-GAAP)[2]

(in millions, except per share amount and percentages)	Q4 24	Q4 23	YoY	FY 24	FY 23	YoY
Net Sales	$905	$1,012	(10.6%)	$3,793	$3,965	(4.3%)
Organic Sales Growth %			(10.7%)			(3.5%)
Adjusted EBITDA	$128	$173	(25.9%)	$631	$691	(8.8%)
Adjusted EBITDA Margin	14.2%	17.1%		16.6%	17.4%
Adjusted EPS	$0.26	$0.44	(41.3%)	$1.67	$1.83	(8.4%)
NM - not meaningful
Percentages are based on actual values and may not reconcile due to rounding.
[1] Because the Company recorded net losses in the fourth quarter of 2024, no potential dilutive common shares were used in the computation of diluted loss per common share as the effect would have been antidilutive.
[2] Organic sales growth, adjusted EBITDA, and adjusted EPS are Non-GAAP financial measures which exclude certain items. Please refer to "Non-GAAP Financial Measures" below for a description of these measures and to the tables at the end of this release for a reconciliation between GAAP and Non-GAAP measures.
Percentages are based on actual values and may not recalculate due to rounding.

Q4 24 and FY 24 Segment Results

	Net Sales Growth %		Organic Sales Growth %
	Q4 24	FY 24	Q4 24	FY 24

Connected Technology Solutions	(8.3%)	(9.2%)	(8.2%)	(8.2%)
Essential Dental Solutions	(3.5%)	(0.9%)	(3.4%)	(0.1%)
Orthodontic and Implant Solutions	(28.6%)	(6.5%)	(28.7%)	(5.5%)
Wellspect Healthcare	8.6%	5.9%	6.7%	5.8%
Total	(10.6%)	(4.3%)	(10.7%)	(3.5%)

Q4 24 and FY 24 Geographic Results

	Net Sales Growth %		Organic Sales Growth %
	Q4 24	FY 24	Q4 24	FY 24

United States	(29.8%)	(6.2%)	(29.9%)	(6.2%)
Europe	2.8%	(2.1%)	1.8%	(2.2%)
Rest of World	(3.4%)	(5.1%)	(2.0%)	(1.5%)
Total	(10.6%)	(4.3%)	(10.7%)	(3.5%)

Cash Flow and Liquidity

Operating cash flow in the fourth quarter of 2024 was $87 million, compared to $160 million in the fourth quarter of 2023, primarily due to unfavorable timing of working capital adjustments. Full year 2024 operating cash flow was $461 million, as compared to $377 million in the prior year, primarily driven by improved management of inventory levels and favorable timing of cash collections. In the fourth quarter, the Company paid $31 million in dividends resulting in a total of $376 million returned to shareholders through dividends and share repurchases in 2024. The Company had $272 million of cash and cash equivalents as of December 31, 2024.

Goodwill and Intangible Asset Impairments

In the fourth quarter of 2024, the Company recorded non-cash charges for the impairment of goodwill and other intangible assets of ($370) million net of tax within the Orthodontic and Implant Solutions and Connected Technology Solutions segments. These impairments were driven by weakened demand and competitive pressures in implants and equipment, and a full write-off of the Byte trademark based on a determination that the trademark will not be used in the future aligners operating model.

Quarterly Cash Dividend

On February 26, 2025, the Company's Board of Directors declared a quarterly cash dividend of $0.16 per share of common stock, an indicated annual rate of $0.64 per share. The dividend is payable on April 11, 2025 to holders of record as of March 28, 2025.

Full Year 2025 Outlook

The 2025 outlook includes anticipated net sales in the range of $3.50 billion to $3.60 billion, down (4.0%) to (2.0%) on an organic basis, which includes a (2%) Byte sales impact. Adjusted EPS is expected to be in the range of $1.80 to $2.00.

Other 2025 outlook assumptions are included in the fourth quarter 2024 earnings presentation posted on the Investors section of the Dentsply Sirona website at https://investor.dentsplysirona.com. The Company does not provide forward-looking estimates of earnings on a GAAP basis as certain information, which may include, but is not limited to, restructuring charges, transformation-related costs, impairment charges, certain tax adjustments, and other significant items, is not available without unreasonable effort and cannot be reasonably estimated. The exact amounts of these charges or credits are not currently determinable but may be significant.

Conference Call/Webcast Information
Dentsply Sirona’s management team will host an investor conference call and live webcast on February 27, 2025, at 8:30 am ET. The live webcast of the investor conference call and a presentation related to the call will be available on the Investors section of the Company’s website at https://investor.dentsplysirona.com.

For those planning to participate on the call, please register at https://register.vevent.com/register/BIf5e9c0837d394c3abe9009d8a418b3e6. A webcast replay of the conference call will be available on the Investors section of the Company’s website following the call.

About Dentsply Sirona
Dentsply Sirona is the world’s largest diversified manufacturer of professional dental products and technologies, with over a century of innovation and service to the dental industry and patients worldwide. Dentsply Sirona develops, manufactures, and markets a comprehensive solutions offering including dental and oral health products as well as other consumable medical devices under a strong portfolio of world-class brands. Dentsply Sirona’s innovative products provide, high-quality, effective and connected solutions to advance patient care and deliver better and safer dental care. Dentsply Sirona’s headquarters is located in Charlotte, North Carolina. The Company’s shares are listed in the United States on Nasdaq under the symbol XRAY. Visit www.dentsplysirona.com for more information about Dentsply Sirona and its products.

Contact Information:
Investors:
Andrea Daley
Vice President, Investor Relations
+1-704-591-8631
InvestorRelations@dentsplysirona.com

Press:

Marion Par-Weixlberger
Vice President, Public Relations & Corporate Communications
+43 676 848414588
marion.par-weixlberger@dentsplysirona.com

Forward-Looking Statements and Associated Risks

All statements in this Press Release that do not directly and exclusively relate to historical facts constitute “forward-looking statements.” Such statements are subject to numerous assumptions, risks, uncertainties and other factors that could cause actual results to differ materially from those described in such statements, many of which are outside of our control, including those described in Part I, Item 1A, “Risk Factors” of the Company's most recent Annual Report on Form 10-K, and any updating information or other factors which may be described in the Company’s other filings with the Securities and Exchange Commission (the “SEC”). No assurance can be given that any expectation, belief, goal or plan set forth in any forward-looking statement can or will be achieved, and readers are cautioned not to place undue reliance on such statements which speak only as of the date they are made. We do not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date of this Press Release or to reflect the occurrence of unanticipated events. Investors should understand it is not possible to predict or identify all such factors or risks. As such, you should not consider the risks identified in the Company’s SEC filings to be a complete discussion of all potential risks or uncertainties associated with an investment in the Company.

DENTSPLY SIRONA INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts and percentages)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023

Net sales	$905	$1,012	$3,793	$3,965
Cost of products sold	459	490	1,835	1,879

Gross profit	446	522	1,958	2,086

Selling, general, and administrative expenses	401	409	1,605	1,613
Research and development expenses	42	43	165	184
Goodwill and intangible asset impairments	504	—	1,014	307
Restructuring costs	8	(3)	53	67

Operating (loss) income	(509)	73	(879)	(85)

Other income and expenses:
Interest expense, net	16	20	69	81
Other (income) expense, net	(2)	(4)	(12)	9

(Loss) income before income taxes	(523)	57	(936)	(175)
Benefit from income taxes	(95)	(15)	(26)	(43)

Net (loss) income	(428)	72	(910)	(132)

Less: Net income attributable to noncontrolling interests	2	5	—	—

Net (loss) income attributable to Dentsply Sirona	$(430)	$67	$(910)	$(132)

Net (loss) income per common share attributable to Dentsply Sirona:
Basic	$(2.16)	$0.32	$(4.48)	$(0.62)
Diluted	$(2.16)	$0.32	$(4.48)	$(0.62)

Weighted average common shares outstanding:
Basic	198.8	210.0	203.2	212.0
Diluted	198.8	210.9	203.2	212.0

DENTSPLY SIRONA INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(unaudited)

	December 31, 2024	December 31, 2023

Assets
Current Assets:
Cash and cash equivalents	$272	$334
Accounts and notes receivable-trade, net	556	695
Inventories, net	564	624
Prepaid expenses and other current assets	354	320
Total Current Assets	1,746	1,973

Property, plant and equipment, net	766	800
Operating lease right-of-use assets, net	136	178
Identifiable intangible assets, net	1,207	1,705
Goodwill, net	1,597	2,438
Other noncurrent assets	301	276
Total Assets	$5,753	$7,370

Liabilities and Equity
Current Liabilities:
Accounts payable	$241	$305
Accrued liabilities	754	749
Income taxes payable	45	49
Notes payable and current portion of long-term debt	549	322
Total Current Liabilities	1,589	1,425

Long-term debt	1,586	1,796
Operating lease liabilities	91	125
Deferred income taxes	129	228
Other noncurrent liabilities	415	502
Total Liabilities	3,810	4,076

Total Equity	1,943	3,294

Total Liabilities and Equity	$5,753	$7,370

DENTSPLY SIRONA INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(unaudited)

	Year Ended December 31,
	2024	2023
Cash flows from operating activities:

Net loss	$(910)	$(132)

Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	133	132
Amortization of intangible assets	216	211
Goodwill impairment	773	291
Intangible asset impairment	241	16
Deferred income taxes	(136)	(130)
Stock-based compensation expense	39	46
Equity in earnings from unconsolidated affiliates	—	4
Other non-cash (income) expense	(9)	(2)
Loss (gain) on disposal of property, plant and equipment	19	(3)
Changes in operating assets and liabilities:
Accounts and notes receivable-trade, net	104	(58)
Inventories, net	17	6
Prepaid expenses and other current assets	38	(58)
Other noncurrent assets	(5)	4
Accounts payable	(30)	14
Accrued liabilities	(39)	17
Income taxes	38	(11)
Other noncurrent liabilities	(28)	30
Net cash provided by operating activities	$461	$377

Cash flows from investing activities:

Cash received on sale of non-strategic businesses or product lines	—	13
Capital expenditures	(180)	(149)
Cash received on derivative contracts	1	39
Cash paid on derivative contracts	(12)	—
Other investing activities, net	(6)	8
Net cash used in investing activities	$(197)	$(89)

Cash flows from financing activities:

Proceeds from long-term borrowings	1	—
Repayments on long-term borrowings	(88)	(7)
Net borrowings on short-term borrowings	177	126
Cash paid for treasury stock	(250)	(300)
Cash dividends paid	(126)	(116)
Other financing activities, net	(16)	(10)
Net cash used in financing activities	$(302)	$(307)

Effect of exchange rate changes on cash and cash equivalents	(24)	(12)

Net decrease in cash and cash equivalents	(62)	(31)
Cash and cash equivalents at beginning of period	334	365
Cash and cash equivalents at end of period	$272	$334

Supplemental disclosures of cash flow information:
Interest paid, net of amounts capitalized	$91	$97
Income taxes paid, net of refunds	74	177
Non-cash investing activities:
Change in accounts payable related to capital expenditures	$8	$6

Non-GAAP Financial Measures

In addition to results determined in accordance with U.S. generally accepted accounting principles (“US GAAP”), the Company provides certain measures in this press release, described below, which are not calculated in accordance with US GAAP and therefore represent Non-GAAP measures. These Non-GAAP measures are used by the Company to measure its performance and may differ from those used by other companies. These Non-GAAP measures should not be considered in isolation from, or as a substitute for, measures of financial performance prepared in accordance with US GAAP.

Management believes that these Non-GAAP measures are helpful as they provide a measure of the results of operations, and are frequently used by investors and analysts to evaluate the Company’s performance exclusive of certain items that impact the comparability of results from period to period, and which may not be indicative of past or future performance of the Company.

Organic Sales

The Company defines "organic sales" as the reported net sales adjusted for: (1) net sales from acquired businesses recorded prior to the first anniversary of the acquisition; (2) net sales attributable to disposed businesses or discontinued product lines in both the current and prior year periods; and (3) the impact of foreign currency changes, which is calculated by translating current period net sales using the comparable prior period's foreign currency exchange rates.

Adjusted Operating Income and Margin

Adjusted operating income is computed by excluding the following items from operating income (loss) as reported in accordance with US GAAP:

(1) Business combination-related costs and fair value adjustments. These adjustments include costs related to consummating and integrating acquired businesses, as well as net gains and losses related to disposed businesses. In addition, this category includes the post-acquisition roll-off of fair value adjustments recorded related to business combinations, except for amortization expense of purchased intangible assets noted below. Although the Company is regularly engaged in activities to find and act on opportunities for strategic growth and enhancement of product offerings, the costs associated with these activities may vary significantly between periods based on the timing, size and complexity of acquisitions and as such may not be indicative of past and future performance of the Company.

(2) Restructuring-related charges and other costs. These adjustments include costs related to the implementation of restructuring initiatives, including but not limited to, severance costs, facility closure costs, and lease and contract termination costs, as well as related professional service costs associated with these restructuring initiatives and global transformation activity. The Company is continually seeking to take actions that could enhance its efficiency; consequently, restructuring charges may recur but are subject to significant fluctuations from period to period due to the varying levels of restructuring activity, and as such may not be indicative of past and future performance of the Company. Other costs include gains and losses on the sale of property, charges related to legal settlements, executive separation costs, write-offs of inventory as a result of product rationalization, and changes in accounting principles recorded within the period. This category also includes costs related to investigations and associated remediation activities, which primarily include legal, accounting and other professional service fees, as well as turnover and other employee-related costs.

(3) Goodwill and intangible asset impairments. These adjustments include charges related to goodwill and intangible asset impairments.

(4) Amortization of purchased intangible assets. This adjustment excludes the periodic amortization expense related to purchased intangible assets, which are recorded at fair value. Although these costs contribute to revenue generation and will recur in future periods, their amounts are significantly impacted by the timing and size of acquisitions, and as such may not be indicative of the future performance of the Company.

(5) Fair value and credit risk adjustments. These adjustments include the non-cash mark-to-market changes in fair value associated with pension assets and obligations, the credit risk component of hedging instruments, and equity-method investments. Although these adjustments are recurring in nature, they are subject to significant fluctuations from period to period due to changes in the underlying assumptions and market conditions. The non-service component of pension expense is a recurring item, however it is subject to significant fluctuations from period to period due to changes in actuarial assumptions, interest rates, plan changes, settlements, curtailments, and other changes in facts and circumstances. As such, these items may not be indicative of past and future performance of the Company.

Adjusted operating margin is calculated by dividing adjusted operating income by net sales.

Adjusted Gross Profit

Adjusted gross profit is computed by excluding from gross profit the impact of any of the above adjustments that affect either sales or cost of sales.

Adjusted Net Income (Loss)

Adjusted net income (loss) consists of net income (loss) as reported in accordance with US GAAP, adjusted to exclude the items identified above, as well as the related income tax impacts of those items. Additionally, net income is adjusted for other tax-related adjustments such as: discrete adjustments to valuation allowances and other uncertain tax positions, final settlement of income tax audits, discrete tax items resulting from the implementation of restructuring initiatives and the windfall or shortfall relating to exercise of employee share-based compensation, any difference between the interim and annual effective tax rate, and adjustments relating to prior periods.

These adjustments are irregular in timing, and the variability in amounts may not be indicative of past and future performance of the Company and therefore are excluded for comparability purposes.

Adjusted EBITDA and Margin

In addition to the adjustments described above in arriving at adjusted net income, adjusted EBITDA is computed by further excluding any remaining interest expense, net, income tax expense, depreciation and amortization.

Adjusted EBITDA margin is calculated by dividing adjusted EBITDA by net sales.

Adjusted Earnings (Loss) Per Diluted Share

Adjusted earnings (loss) per diluted share (adjusted EPS) is computed by dividing adjusted earnings (loss) attributable to Dentsply Sirona shareholders by the diluted weighted average number of common shares outstanding.

Adjusted Free Cash Flow and Conversion

The Company defines adjusted free cash flow as net cash provided by operating activities minus capital expenditures during the same period, and adjusted free cash flow conversion is defined as adjusted free cash flow divided by adjusted net income (loss). Management believes this Non-GAAP measure is important for use in evaluating the Company’s financial performance as it measures our ability to efficiently generate cash from our business operations relative to earnings. It should be considered in addition to, rather than as a substitute for, net income (loss) as a measure of our performance or net cash provided by operating activities as a measure of our liquidity.

DENTSPLY SIRONA INC. AND SUBSIDIARIES
(In millions, except percentages)
(unaudited)

A reconciliation of reported net sales to organic sales by geographic region is as follows:

	Three Months Ended December 31, 2024				Q4 2024 Change				Three Months Ended December 31, 2023
(in millions, except percentages)	U.S.	Europe	ROW	Total	U.S.	Europe	ROW	Total	U.S.	Europe	ROW	Total

Net sales	$259	$408	$238	$905	(29.8%)	2.8%	(3.4%)	(10.6%)	$368	$397	$247	$1,012
Foreign exchange impact					0.1%	1.0%	(1.4%)	0.1%
Organic sales					(29.9%)	1.8%	(2.0%)	(10.7%)
Percentages are based on actual values and may not recalculate due to rounding.

	Year Ended December 31, 2024				2024 Change				Year Ended December 31, 2023
(in millions, except percentages)	U.S.	Europe	ROW	Total	U.S.	Europe	ROW	Total	U.S.	Europe	ROW	Total

Net sales	$1,348	$1,518	$927	$3,793	(6.2%)	(2.1%)	(5.1%)	(4.3%)	$1,437	$1,550	$978	$3,965
Foreign exchange impact					—%	0.1%	(3.6%)	(0.8%)
Organic sales					(6.2%)	(2.2%)	(1.5%)	(3.5%)
Percentages are based on actual values and may not recalculate due to rounding.

A reconciliation of reported net sales to organic sales by segment is as follows:

	Three Months Ended December 31, 2024					Q4 2024 Change					Three Months Ended December 31, 2023
(in millions, except percentages)	Connected Technology Solutions	Essential Dental Solutions	Orthodontic and Implant Solutions	Wellspect Healthcare	Total	Connected Technology Solutions	Essential Dental Solutions	Orthodontic and Implant Solutions	Wellspect Healthcare	Total	Connected Technology Solutions	Essential Dental Solutions	Orthodontic and Implant Solutions	Wellspect Healthcare	Total

Net sales	$293	$346	$185	$81	$905	(8.3%)	(3.5%)	(28.6%)	8.6%	(10.6%)	$319	$358	$259	$76	$1,012
Foreign exchange impact						(0.1%)	(0.1%)	0.1%	1.9%	0.1%
Organic sales						(8.2%)	(3.4%)	(28.7%)	6.7%	(10.7%)
Percentages are based on actual values and may not recalculate due to rounding.

	Year Ended December 31, 2024					2024 Change					Year Ended December 31, 2023
(in millions, except percentages)	Connected Technology Solutions	Essential Dental Solutions	Orthodontic and Implant Solutions	Wellspect Healthcare	Total	Connected Technology Solutions	Essential Dental Solutions	Orthodontic and Implant Solutions	Wellspect Healthcare	Total	Connected Technology Solutions	Essential Dental Solutions	Orthodontic and Implant Solutions	Wellspect Healthcare	Total

Net sales	$1,062	$1,454	$973	$304	$3,793	(9.2%)	(0.9%)	(6.5%)	5.9%	(4.3%)	$1,169	$1,468	$1,040	$288	$3,965
Foreign exchange impact						(1.0%)	(0.8%)	(1.0%)	0.1%	(0.8%)
Organic sales						(8.2%)	(0.1%)	(5.5%)	5.8%	(3.5%)

Percentages are based on actual values and may not recalculate due to rounding.

DENTSPLY SIRONA INC. AND SUBSIDIARIES
(In millions, except percentages)
(unaudited)
The Company’s segment adjusted operating income for the three months and year ended December 31, 2024 and 2023 was as follows:

	Three Months Ended December 31,		Year Ended December 31,
(in millions)	2024	2023	2024	2023

Connected Technology Solutions	$49	$47	$70	$101
Essential Dental Solutions	107	113	479	478
Orthodontic and Implant Solutions	(28)	27	80	156
Wellspect Healthcare	25	22	98	87
Segment adjusted operating income	153	209	727	822

Reconciling items expense (income):
Unallocated corporate costs (a)	93	84	320	319
Interest expense, net	16	20	69	81
Other (income) expense, net	(2)	(4)	(12)	9
Goodwill and intangible asset impairments	504	—	1,014	307
Restructuring and other costs	8	(3)	53	67
Amortization of intangibles	54	52	216	211
Depreciation resulting from the fair value step-up of property, plant, and equipment from business combinations	3	3	3	3
Loss before income taxes	$(523)	$57	$(936)	$(175)
(a) Unallocated corporate costs consist of general corporate expenses including corporate headcount costs, depreciation and amortization, unallocated professional service fees, and other operating costs which are not assigned to a specific segment.

DENTSPLY SIRONA INC. AND SUBSIDIARIES
(In millions, except per share amounts and percentages)
(unaudited)

For the three months ended December 31, 2024, a reconciliation of selected items as reported in the Condensed Consolidated Statements of Operations to adjusted Non-GAAP items is as follows:

(in millions, except percentages and per share data)	Gross Profit	Operating (Loss) Income	Net (Loss) Income Attributable to Dentsply Sirona (a)	Diluted EPS
GAAP	$446	$(509)	$(430)	$(2.16)
Non-GAAP Adjustments:
Amortization of Purchased Intangible Assets	30	54	40	0.20
Restructuring-Related Charges and Other Costs	1	45	36	0.18
Goodwill and Intangible Asset Impairments	—	504	370	1.86
Business Combination Related Costs and Fair Value Adjustments	—	2	2	—
Income Tax-Related Adjustments	—	—	33	0.18
Adjusted Non-GAAP	$477	$96	$51	$0.26
GAAP Margin		(56.2%)
Adjusted Non-GAAP Margin		10.5%

Weighted average common shares outstanding used in calculating diluted GAAP net loss per common share				198.8
Weighted average common shares outstanding used in calculating diluted Non-GAAP net income per common share				199.3
(a) The total tax expense on the Non-GAAP adjustments totals $124 million which is inclusive of the $33 million income tax-related adjustment above.
Percentages are based on actual values and may not reconcile due to rounding.

DENTSPLY SIRONA INC. AND SUBSIDIARIES
(In millions, except per share amounts and percentages)
(unaudited)

For the three months ended December 31, 2023, a reconciliation of selected items as reported in the Condensed Consolidated Statements of Operations to adjusted Non-GAAP items is as follows:

(in millions, except percentages and per share data)	Gross Profit	Operating Income	Net Income Attributable to Dentsply Sirona (a)	Diluted EPS
GAAP	$522	$73	$67	$0.32
Non-GAAP Adjustments:
Amortization of Purchased Intangible Assets	30	52	37	0.18
Restructuring-Related Charges and Other Costs	6	16	14	0.06
Business Combination-Related Costs and Fair Value Adjustments	—	2	3	0.01
Income Tax-Related Adjustments	—	—	(28)	(0.13)
Adjusted Non-GAAP	$558	$143	$93	$0.44
GAAP Margin		7.2%
Adjusted Non-GAAP Margin		14.1%

Weighted average common shares outstanding used in calculating diluted GAAP net loss per common share				210.0
Weighted average common shares outstanding used in calculating diluted Non-GAAP net income per common share				210.9
(a) The tax expense on the Non-GAAP adjustments totals $44 million, which is inclusive of the $(28) million income tax-related adjustment above.
Percentages are based on actual values and may not reconcile due to rounding.

DENTSPLY SIRONA INC. AND SUBSIDIARIES
(In millions, except per share amounts and percentages)
(unaudited)

For the year ended December 31, 2024, a reconciliation of selected items as reported in the Condensed Consolidated Statements of Operations to adjusted Non-GAAP items is as follows:

(in millions, except percentages and per share data)	Gross Profit	Operating (Loss) Income	Net (Loss) Income Attributable to Dentsply Sirona (a)	Diluted EPS
GAAP	$1,958	$(879)	$(910)	$(4.48)
Non-GAAP Adjustments:
Amortization of Purchased Intangible Assets	122	216	159	0.78
Restructuring-Related Charges and Other Costs	6	136	106	0.53
Goodwill and Intangible Asset Impairments	—	1,014	870	4.27
Business Combination-Related Costs and Fair Value Adjustments	2	4	3	0.01
Fair Value and Credit Risk Adjustments	—	—	2	0.01
Income Tax-Related Adjustments	—	—	111	0.55
Adjusted Non-GAAP	$2,088	$491	$341	$1.67
GAAP Margin		(23.2%)
Adjusted Non-GAAP Margin		12.9%

Weighted average common shares outstanding used in calculating diluted GAAP net loss per common share				203.2
Weighted average common shares outstanding used in calculating diluted Non-GAAP net income per common share				203.8
(a) The total tax expense on the Non-GAAP adjustments totals $121 million, which is inclusive of the $111 million income tax-related adjustment above.
Percentages are based on actual values and may not reconcile due to rounding.

DENTSPLY SIRONA INC. AND SUBSIDIARIES
(In millions, except per share amounts and percentages)
(unaudited)

For the year ended December 31, 2023, a reconciliation of selected items as reported in the Condensed Consolidated Statements of Operations to adjusted Non-GAAP items is as follows:

(in millions, except percentages and per share data)	Gross Profit	Operating (Loss) Income	Net (Loss) Income Attributable to Dentsply Sirona (a)	Diluted EPS
GAAP	$2,086	$(85)	$(132)	$(0.62)
Non-GAAP Adjustments:
Amortization of Purchased Intangible Assets	121	211	154	0.73
Restructuring-Related Charges and Other Costs	18	123	95	0.44
Goodwill and Intangible Asset Impairments	—	307	302	1.42
Business Combination-Related Costs and Fair Value Adjustments	2	15	14	0.07
Fair Value and Credit Risk Adjustments	—	—	—	—
Income Tax-Related Adjustments	—	—	(44)	(0.21)
Adjusted Non-GAAP	$2,227	$571	$389	$1.83
GAAP Margin		(2.1%)
Adjusted Non-GAAP Margin		14.4%

Weighted average common shares outstanding used in calculating diluted GAAP net loss per common share				212.0
Weighted average common shares outstanding used in calculating diluted Non-GAAP net income per common share				213.1
(a) The total tax expense on the Non-GAAP adjustments totals $139 million, which is inclusive of the $(44) million income tax-related adjustment above.
Percentages are based on actual values and may not reconcile due to rounding.

DENTSPLY SIRONA INC. AND SUBSIDIARIES
(In millions, except per share amounts and percentages)
(unaudited)

A reconciliation of reported net (loss) income attributable to Dentsply Sirona to adjusted EBITDA and margin for the three months ended December 31, 2024 and 2023 is as follows:

	Three Months Ended December 31,
(in millions)	2024	2023

Net (loss) income attributable to Dentsply Sirona	$(430)	$67
Interest expense, net	16	20
Income tax benefit	(95)	(15)
Depreciation(1)	31	32
Amortization of purchased intangible assets	54	52
Restructuring-related charges and other costs	45	16
Goodwill and intangible asset impairments	504	—
Business combination-related costs and fair value adjustments	2	2
Fair value and credit risk adjustments	1	—
Rounding	—	(1)
Adjusted EBITDA(2)	$128	$173

Net sales	$905	$1,012
Adjusted EBITDA margin	14.2%	17.1%
(1) Excludes those depreciation-related amounts which were included as part of the business combination-related adjustments and Restructuring-related charges and other costs.
(2) Adjusted EBITDA for Q4 2023 has been updated to reflect the reclassification of $1 million in certain gains from hedging instruments from Interest expense to Other expense (income) in order to conform with current year presentation.
Percentages are based on actual values and may not reconcile due to rounding.

A reconciliation of reported loss attributable to Dentsply Sirona to adjusted EBITDA and margin for the year ended December 31, 2024 and 2023 is as follows:

	Year Ended December 31,
(in millions)	2024	2023

Net loss attributable to Dentsply Sirona	$(910)	$(132)
Interest expense, net	69	81
Income tax benefit	(26)	(43)
Depreciation(1)	126	126
Amortization of purchased intangible assets	216	211
Restructuring-related charges and other costs	136	123
Goodwill and intangible asset impairments	1,014	307
Business combination-related costs and fair value adjustments	4	18
Fair value and credit risk adjustments	2	—
Adjusted EBITDA(2)	$631	$691

Net sales	$3,793	$3,965
Adjusted EBITDA margin	16.6%	17.4%
(1) Excludes those depreciation-related amounts which were included as part of the business combination-related adjustments and Restructuring-related charges and other costs.
(2) Adjusted EBITDA for 2023 has been updated to reflect the reclassification of $1 million in certain gains from hedging instruments from Interest expense to Other expense (income) in order to conform with current year presentation.
Percentages are based on actual values and may not reconcile due to rounding.

DENTSPLY SIRONA INC. AND SUBSIDIARIES
(In millions, except per share amounts and percentages)
(unaudited)

A reconciliation of adjusted free cash flow conversion for the three months ended December 31, 2024 and 2023 is as follows:

	Three Months Ended December 31,
(in millions, except percentages)	2024	2023

Net cash provided by operating activities	$87	$160
Capital expenditures	(51)	(40)
Adjusted free cash flow	36	120

Adjusted net income	$52	$93
Adjusted free cash flow conversion	72%	128%
Percentages are based on actual values and may not reconcile due to rounding.

A reconciliation of adjusted free cash flow conversion for the year ended December 31, 2024 and 2023 is as follows:

	Year Ended December 31,
(in millions, except percentages)	2024	2023

Net cash provided by operating activities	$461	$377
Capital expenditures	(180)	(149)
Adjusted free cash flow	281	228

Adjusted net income	$341	$389
Adjusted free cash flow conversion	83%	58%
Percentages are based on actual values and may not reconcile due to rounding.